                                                                   EXHIBIT 10.15


                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT (the "Agreement") dated as of September 17, 2001 between BANKATLANTIC BANCORP, INC., a Florida corporation, whose principal place of business is 1750 East Sunrise Boulevard, Ft. Lauderdale, Florida 33304 (the "Borrower") and COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation whose principal place of business is at 1148 Broadway, Columbus, Georgia 31901 (the "Bank"). The parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have same meaning when used in the plural and vice versa):

                  "Affiliate" means any Person (1) which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or a Subsidiary; (2) which directly or indirectly beneficially owns or holds five percent (5.0%) or more of any class of voting stock of the Borrower or any Subsidiary; or (3) which directly or indirectly beneficially owns or holds five percent (5.0%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

                  "Agreement" means this Loan Agreement, as amended, supplemented, or modified from time to time.

                  "Business Day" means any day other than a Saturday, Sunday, or other than any day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia.

                  "Capital Lease" means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

                  "Collateral" means the property identified and described on EXHIBIT A attached hereto and incorporated herein.

                  "Commitment" means the Bank's obligation to make a Loan to the Borrower pursuant to Section 2.01 in the amount referred to therein.

                  "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or 414(c) of the Code.

                  "Debt" means (1) indebtedness or liability of a Person, to include, but not limited to, Borrower for borrowed money; (2) obligations of a Person, to include, but not limited to, Borrower evidenced by bonds, debentures, notes, or other similar instruments; (3) obligations of Borrower or any Subsidiaries for the deferred purchase price of property or services (including trade obligations); (4) obligations of a Person, to include, but not limited to Borrower as lessee under Capital Leases; (5) liabilities of a Person, to include, but not limited to, Borrower in respect of unfunded vested benefits under Plans covered by ERISA; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of banking business), interest rate swaps, and other contingent obligations of a Person, to include, but not limited to, Borrower to purchase, to provide funds for payment, to supply funds to invest in any other Person or entity, or otherwise to assure a creditor against loss (except loans or letters of credit made or issued in the ordinary course of business); and (7) obligations of a Person, to include, but not limited to, Borrower, other than obligations as a lender, secured by any liens, whether or not the obligations have been assumed. The term "Debt" does not include any deposit liabilities of any bank subsidiary or obligations incurred in the ordinary course of banking business, including, but not limited to, obligations to the Federal Reserve Bank or Federal Home Loan Bank or in respect of obligations for federal funds purchased or securities sold under agreements to repurchase.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

                  "Event of Default" means any of the events specified in
Section 8.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Lien" means any charge, encumbrance, security interest, mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

                  "Loan" shall have the meaning assigned to such term in Section 2.01.

                  "Loan Document" means this Agreement, the Note, the Security Agreement, or other agreement evidencing or securing the Loan (two or more of the foregoing being also referred to collectively herein as the "Loan Documents").

                  "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA.




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

                  "Note" shall have the meaning assigned to such term in Section 2.03.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

                  "Plan" means any pension plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest announced by the Bank from time to time as its prime commercial lending rate, which rate is not necessarily the lowest rate of interest charged by the Bank to its borrowers.

                  "Principal Office" means the Bank's office at 1148 Broadway, Columbus, Georgia 31901.

                  "Prohibited Transaction" means any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code.

                  "Real Estate Owned" has the meaning assigned to such term in
Section 4.15.

                  "Reportable Event" means any of the events set forth in
Section 4043 of ERISA.

                  "Security Agreement" means the Stock Pledge and Security Agreement in substantially the form of EXHIBIT B, to be delivered by the Borrower under the terms of this Agreement.

                  "Subsidiary" means, as to the Borrower, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are, at the time, owned, or the management of which corporation is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by the Borrower, including, without limitation, the following corporation: BANKATLANTIC, A FEDERAL SAVINGS BANK.

                  "Tier I Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the core or primary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

                  "Tier II Capital" means those components of the equity capital of the Borrower or of any bank Subsidiary which, in the aggregate, constitute the supplementary capital of the Borrower or bank Subsidiary, as those components are determined and defined from time to time by the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary.

                  "Total Capital" means the total of the amounts of Tier I Capital and Tier II Capital that qualify, under the applicable regulations of the federal banking regulator having primary jurisdiction over the Borrower or any bank Subsidiary, for inclusion in the computation of leverage capital requirements and risk-weighted capital requirements.

                  Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 4.04, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOAN

                  Section 2.01. Loan. The Bank agrees on the terms and conditions hereinafter set forth to extend a line of credit on a revolving basis (the "Loan") to the Borrower on the date of this Agreement in the maximum principal amount of Fifty-Five Million and No/100ths ($55,000,000.00) Dollars. Subject to the provisions of this Agreement, Borrower shall be entitled to borrow, repay and re-borrow funds in accordance with the terms hereof so long as the total principal amount owed Bank under the Note prior to March 15, 2002 never exceeds $55,000,000.00 and on and after March 15, 2002, never exceeds $30,000,000.00.

                  Section 2.02. Interest. The Borrower shall pay interest to the Bank on the outstanding and unpaid principal amount of the Loan made under this Agreement at a rate per annum equal to the Prime Rate minus 50 basis points. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate shall become effective. Interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed. Interest shall be paid in immediately available funds on the first day of each month commencing October 1, 2001 and continuing on the first day of each month thereafter until September 1, 2004 at which time all outstanding principal and accrued but unpaid interest shall be due, at the Principal Office. Any principal amount not paid when due (at maturity, by acceleration, or otherwise) shall bear interest thereafter until paid in full, payable on demand, at a rate which shall be four percent (4.0%) above the rate which would otherwise be applicable.

                  Section 2.03. Note. The Borrower's obligation to repay the Loan shall be evidenced by its promissory note (the "Note") in substantially the form of EXHIBIT C attached hereto and payable to the order of the Bank.

                  Section 2.04. Prepayments. The Borrower may without penalty prepay the Note in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid and Borrower may without penalty upon payment in full of all outstanding principal, accrued but unpaid interest and other sums due hereunder or under the Note retire the Loan upon written notification to Bank.

                  Section 2.05. Method of Payment. The Borrower shall make each payment under this Agreement and under the Note on the date when due in lawful money of the United States to the Bank at its Principal Office in immediately available funds. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due under this Agreement and under the Note, to charge from time to time against any account of the Borrower (but not the account of a Subsidiary) with the Bank any amount so due. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  Section 2.06. Use of Proceeds. The proceeds of the Loan hereunder shall be used by the Borrower to refinance an existing line of credit Borrower has with Bank and to support capital needs of Borrower and its subsidiary, BANKATLANTIC, A FEDERAL SAVINGS BANK, including the repayment of Debt. The Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

                                   ARTICLE III

                                    ADVANCES

                  Section 3.01. Advances. The Borrower shall give the Bank at least one (1) Business Day's telephone notice of a requested disbursement under this Agreement, specifying the date the disbursement is requested and the amount thereof. The Bank may rely upon such telephone request for disbursements received from individuals identifying themselves as and purporting to be one of the following: President, Executive Vice President or Chief Financial Officer of Borrower.

The telephone request for disbursement should be promptly confirmed in writing by Borrower by mailing or transmitting by facsimile transmission a confirmation to the Bank at the address designated hereinafter, as may be amended. Upon fulfillment of the applicable conditions set forth below, and provided that the request for disbursement does not cause the Borrower to exceed the maximum principal amount of the Loan, the Bank will make such disbursements available to the Borrower in immediately available funds by crediting the amount thereof to the Borrower's account, or other designated account, with the Bank.

                  Section 3.02. Conditions Precedent to Initial Advance. The obligation of the Bank to make the initial advance under the Loan to Borrower is subject to the conditions precedent that the Bank shall have received on or before the day of such advance each of the following, in form and substance satisfactory to the Bank and its counsel:

                           (1) Note. The Note duly executed by the Borrower;

                           (2) Security Agreement. The Security Agreement
executed and delivered by Borrower to Bank in form and substance satisfactory to Bank in which Borrower shall agree to pledge and assign to Bank and to grant to Bank a first-priority security interest in, all right, title, and interest of the Borrower in and to all stock of BANKATLANTIC, A FEDERAL SAVINGS BANK registered in the name of BankAtlantic Bancorp, Inc. (street name or otherwise) or owned by Borrower and all proceeds of such shares, together with such stock certificates, stock powers, and financing statements as Bank deems necessary to perfect the security interest of Bank in the Collateral;

                           (3) Evidence of All Corporate Action by the Borrower.
Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

                           (4) Incumbency and Signature Certificate of the
Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of Borrower certifying the names and true signatures of officers of the Borrower authorized to sign the Loan Documents to which it is a party and each other documents to be delivered by the Borrower under this Agreement;

                           (5) Opinion of Counsel for the Borrower. A favorable
opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel for the Borrower, in substantially the form of EXHIBIT D, and as to such other matters as the Bank may reasonably request;

                           (6) Officer's Certificate. A certificate signed by a
duly authorized officer of Borrower dated the date of this Agreement, in substantially the form of EXHIBIT E;

                           (7) Additional Documentation. Such other approvals,
opinions, or documents as the Bank may reasonably request;

                           (8) Request for Advance. A request for advance
pursuant to Section 3.01 hereof;

                           (9) Regulatory Approval. Copies of any and all
necessary governmental regulatory approvals of the Loan contemplated hereby, to the extent such approval shall be required;

                           (10) No Material Adverse Change. A certificate signed
by a duly authorized officer of the Borrower stating that there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary; and

                           (11) Financial Reports. Current audited financial
statement of Borrower and its bank subsidiaries together with copies of BankAtlantic, a Federal Savings Bank's asset/liability plan and loan policy guidelines, together with an opportunity for Bank to review BankAtlantic, a Federal Savings Bank's latest regulatory examination, unless such shall be prohibited by the applicable regulatory body or authority.

                  Section 3.03. Conditions Precedent to Subsequent Advances. The obligation of the Bank to make subsequent advances is subject to the conditions precedent that the Bank shall have received, in form and substance satisfactory to it, each of the following documents, and that each of the conditions described below is fulfilled to the satisfaction of the Bank: (i) a request for advance pursuant to
Section 3.01 hereof; and (ii) the representations and warranties contained in
Article IV hereof and each of the other Loan Documents shall be correct in all material respects on and as of the date of the request for the advance and the date of the advance, with the same effect as though made on and as of those dates, except to the extent that such representations and warranties relate solely to an earlier date, and on each of such dates, no event, act, or condition shall have occurred or be continuing, or would result from the advance requested, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse, or both. The submission by the Borrower of an oral or written request for advance shall constitute a representation and warranty as to the correctness of the above facts, and if requested by the Bank with respect to the advance requested, the Borrower shall furnish to the Bank a written certificate of an officer of the Borrower, satisfactory in form and substance to the Bank, as to the correctness of the above facts as a condition precedent to such advance and confirming that the approvals required in paragraph (9) above remain in effect at the time of each disbursement from the Loan.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Bank to enter into the Agreement and to disburse the proceeds of the Loan, the Borrower represents and warrants to the Bank that:

                  Section 4.01. Incorporation, Good Standing, and Due Qualification. The Borrower and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. BANKATLANTIC, A FEDERAL SAVINGS BANK, is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States. The Borrower and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

                  Section 4.02. Corporate Power and Authority. The execution, delivery, and performance by the Borrower of the Loan Documents and the creation of the security interest provided for under the Security Agreement are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and do not and will not (1) require any consent or approval of the stockholders of the Borrower; (2) contravene the Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to the Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; or (5) result in, or require, the creation or imposition of any Lien, except as contemplated by the Security Agreement, upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

                  Section 4.03. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents are legal, valid, and binding obligations of the Borrower, and enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

                  Section 4.04. Financial Statements. The consolidated balance sheet of the Borrower and the Subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholder's equity, and cash flows of the Borrower and the Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated January 25, 2001 of KPMG, LLP, independent certified public accountants, copies of which have been furnished to the Bank, are complete and correct in all material respects and fairly present the financial condition of the Borrower and the Subsidiaries at such dates and the results of the operations of the Borrower and the Subsidiaries for the periods covered by such statements, all in accordance with GAAP; and since December 31, 2000, there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower or any Subsidiary. There are no liabilities of the Borrower or any Subsidiary, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since December 31, 2000. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the approval of the Loan or negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

                  Section 4.05. Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower or such Subsidiary.

                  Section 4.06. Other Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, credit agreement, regulatory agreement or imposition, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower or any Subsidiary or the ability of the Borrower to carry out its obligations under the Loan Documents to which it is a party. Neither the Borrower nor any Subsidiary is in material default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party.

                  Section 4.07. Litigation. Except as is set forth expressly on EXHIBIT F attached hereto, no action or proceeding is pending or, threatened against, or affecting, the Borrower or any of its Subsidiaries before any court, board, commission, governmental agency, or arbitrator, which would reasonably be expected to, in any one case or in the aggregate, materially adversely affect the Collateral or the financial condition, operations, properties, or business of the Borrower and the Subsidiaries taken as a whole or the ability of the Borrower to perform its obligation under the Loan Documents to which it is a party.

                  Section 4.08. No Defaults or Outstanding Judgments or Orders. The Borrower and its Subsidiaries have satisfied all judgments, and neither the Borrower nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign (other than in either case involving judgments for immaterial amounts or for which adequate reserves have been established in accordance with GAAP).

                  Section 4.09. Ownership and Liens. The Borrower and each Subsidiary have title to, or valid leasehold interests in, all of their properties and assets, real and personal, including the properties and assets and leasehold interest reflected in the financial statements referred to in
Section 4.04 (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower or any Subsidiary and none of their leasehold interests is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

                  Section 4.10. Subsidiaries and Ownership of Stock. The Borrower's audited and consolidated financial statements, as provided to Bank, and Exhibit 21.1 to the Borrower's Annual Report on Form 10-K for the year ended December 31, 2000, represent in all material respects a complete and accurate list of the Subsidiaries of the Borrower. Except as set forth on Schedule ____ [PLEASE PROVIDE] and except as contemplated by the Security Agreement, all of the outstanding capital stock of each Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

                  Section 4.11. ERISA. With respect to each Plan maintained by Borrower and each Subsidiary, the Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan that may reasonably be expected to subject Borrower or any Commonly Controlled Entity to any material liability; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present fair market value of all Plan assets allocable to such benefits exceeds the value of all vested benefits under each Plan, as determined on the most recently completed actuarial valuation report for the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA other than for premium payments in the normal course of Plan administration.

                  Section 4.12. Operation of Business. The Borrower and the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and the Subsidiaries are not to Borrower's knowledge, in violation of any valid rights of others with respect to any of the foregoing.

                  Section 4.13. Taxes. The Borrower and each of the Subsidiaries have, in all material respects, filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies shown thereon to be due, including interest and penalties. The federal income tax liabilities of the Borrower and the Subsidiaries have been audited by the Internal Revenue Service and have been finally determined and satisfied for all taxable years up to and including the taxable year ended December 31, 1988.

                  Section 4.14. Absence of Undisclosed Liabilities. Except as reflected in the audited consolidated balance sheet of Borrower at December 31, 2000 (including the notes thereto), as of December 31, 2000, neither Borrower nor any Subsidiary had any material liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise that should, in accordance with GAAP, have been disclosed in such financial statements and notes thereto. Since December 31, 2000, neither Borrower nor any Subsidiary has incurred any material liability or obligation, except for liabilities and obligations incurred in the ordinary course of business or that will not have a material adverse effect on the Collateral, Borrower and the Subsidiaries taken as a whole.

                  Section 4.15. Environmental. The Borrower and each Subsidiary have duly complied with, and their businesses, operations, assets, equipment, property, leaseholds, other real estate owned, or other facilities are in compliance in all material respects with, the provisions of all federal and state, environmental, health, and safety laws, codes, and ordinances, and all rules and regulations promulgated thereunder. Neither the Borrower nor any Subsidiary has received notice of, nor knows of or suspects, facts which might constitute any violations of any federal or state environmental, health, or safety laws, codes, or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets (including but not limited to real property loan collateral), equipment, property, leaseholds, or other facilities. [Set forth in EXHIBIT G is a list of all real property owned (other than real property acquired pursuant to foreclosure of a lien in favor of Borrower or any Subsidiary (or by deed in lieu thereof and real estate owned by Levitt Corp. and its subsidiaries)) ("Real Estate Owned")] or leased by the Borrower and its Subsidiaries, wherever located, and a brief description of the business conducted at such location.

                  Section 4.16. Governmental Approval. All permits, consents, authorizations, approvals, declarations, notifications, filings or registrations with any governmental or regulatory authority or any third party which are necessary in connection with the consummation of this transaction have been obtained on or before the date hereof.

                  Section 4.17. Regulatory Compliance. The Borrower and each Subsidiary are in compliance in all material respects with all laws, statutes, ordinances, and governmental rules, regulations, or requirements relating to or affecting their business or operations.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  So long as the Note shall remain unpaid, the Borrower will:

                  Section 5.01. Use of Proceeds. Use the proceeds of the Loan only for the purpose set forth herein, and will furnish the Bank such evidence as it may reasonably require with respect to such use.

                  Section 5.02. Maintenance of Existence. Preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required. BankAtlantic, a Federal Savings Bank shall maintain its existence as a federal savings bank organized under the laws of the United States of America.

                  Section 5.03. Maintenance of Records. Keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower and its Subsidiaries.

                  Section 5.04. Maintenance of Properties. Maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in satisfactory working order and condition, ordinary wear and tear excepted.

                  Section 5.05. Conduct of Business. Continue, and cause each Subsidiary to continue, to engage in a business of the same general type as now conducted by it on the date of this Agreement.

                  Section 5.06. Maintenance of Insurance. Maintain and cause each Subsidiary to maintain insurance coverages including, but not limited to, bankers' blanket bonds, public liability insurance, and fire and extended coverage insurance on all assets owned by them, all in such form and amounts, and with such insurers, as are reasonably satisfactory to the Bank.

                  Section 5.07. Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, and material agreements to which they are subject, such compliance to include, without limitation, maintaining adequate cash reserves for the payment of, and paying before the same become delinquent, all taxes, assessments, and governmental charges imposed upon it or upon its property except as contested in good faith.

                  Section 5.08. Right of Inspection. From time to time upon reasonable advance notice from Bank (provided advance notice shall not be required if an Event of Default has occurred), permit the Bank or any agent or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of their respective officers and directors and the Borrower's independent accountants.

                  Section 5.09. Reporting Requirements. Furnish to the Bank:

                  (1) Quarterly Financial Statements. As soon as available Borrower shall furnish to Bank each Quarterly Thrift Financial Report regarding BankAtlantic, a Federal Savings Bank produced for the Office of Thrift Supervision;

                  (2) Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited consolidated balance sheets of the Borrower and audited unconsolidated balance sheets of BankAtlantic, a Federal Savings Bank, Ryan Beck & Co. and any Subsidiaries acquired or otherwise created, the equity of which exceeds 5% of consolidated equity as of the end of such fiscal year and audited consolidated and audited unconsolidated statements of income, shareholder equity, and cash flows of the Borrower and the Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and accompanied by an opinion thereon acceptable to the Bank by KPMG, LLP or other accountants selected by the Borrower and reasonably acceptable to the Bank;

                  (3) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or any Subsidiary by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

                  (4) Certificate of No Default. Within forty-five (45) days after the end of each of the quarters of each fiscal year of the Borrower, a certificate of the chief financial officer of the Borrower, substantially in the form of EXHIBIT H attached hereto and made a part hereof (a) certifying, inter alia, that (i) the representations and warranties contained in Article IV hereof and in each of the Loan Documents remain true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date), (ii) the Borrower and Subsidiaries are in compliance with the covenants set forth herein, and (iii) that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (b) with computations demonstrating compliance with the covenants contained in Article VII;

                  (5) Accountant's Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.09(2), such statements to the effect that, in making the examination necessary for the audit of such statements, the accountants conducting such examination have obtained no knowledge of any condition or event which constitutes an Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event, of which they have knowledge and the nature and status thereof;

                  (6) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

                  (7) Notice of Events of Default. The Borrower will notify the Bank immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition, or event that only with the giving of notice or passage of time, or both, could become an Event of Default, or of the failure of the Borrower to observe any of its undertakings hereunder;

                  (8) ERISA Reports. As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan with respect to the Borrower or any Commonly Controlled Entity, and promptly, but in any event within two (2) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly, but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS with respect to the Borrower or any Commonly Controlled Entity, the Borrower will deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth all relevant details and the action which the Borrower proposes to take with respect thereto;

                  (9) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by Borrower or any Subsidiary (except such statements or reports furnished by Borrower or any Subsidiary in the ordinary course of their respective business as lenders) to any other party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section 5.09;

                  (10) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

                  (11) Reports to Regulatory Agencies. Promptly after the sending or filing of the same, copies of all call reports and other reports, including without limitation responses to administrative enforcement actions, and modifications or amendments thereto, that the Borrower or its Subsidiaries sends or files with any regulatory agency;

                  (12)     Intentionally Omitted;

                  (13) Adverse Changes. Promptly after the occurrence thereof and in no event later than ten (10) days thereafter, full disclosures of any material adverse changes in the Collateral or the finances or business of Borrower and the Subsidiaries taken as a whole;

                  (14) OTS Annual H-(b)(11) Report. Promptly after the sending or filing the OTS Annual H-b(11) Report to the Federal Reserve and the FSCIC; and

                  (15) Promptly notify Bank in writing of any memorandum of understanding entered into by Borrower or BankAtlantic, a Federal Savings Bank. and any regulatory authority and provide Bank of copy of such memorandum.

                  (16) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any Subsidiary as the Bank may from time to time reasonably request.

                  Section 5.10. Environmental. Be and remain, and cause each Subsidiary to be and remain, in all material respects, in compliance with the provisions of all federal and state environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; and notify the Bank immediately of any notice of an environmental complaint received from any governmental agency or any other party.

                  Section 5.11. Composite Rating. Make reasonable efforts to maintain and cause each bank Subsidiary to maintain, the applicable composite rating (i.e., CAMEL, BOPEC, MACRO, or such other applicable composite rating) of safety and soundness of any banking regulator charged with examining the Borrower or any bank Subsidiary, which is not less than the composite rating which exists at the date of this Agreement.

                  Section 5.12. Capital Adequacy. Maintain, and cause each bank Subsidiary to maintain, at all times, the minimum levels of regulatory capital necessary to maintain the regulatory capital classification of "Adequately Capitalized," as such term is defined by the applicable primary banking regulator.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as the Note shall remain unpaid, the Borrower will not:

                  Section 6.01. Liens. Create, incur and assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any lien upon or with respect to any of its properties, now owned or hereafter acquired, except:

                  (1) Liens in favor of the Bank;

                  (2) Liens for taxes or assessments or other governmental charges or levies if not yet due and payable or not yet delinquent or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                  (3) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, securing obligations incurred in the ordinary course of business which are not yet due and payable or not yet delinquent or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

                  (4) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

                  (5) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance, or other similar bonds, or other similar obligations arising in the ordinary course of business;

                  (6) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

                  (7) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment by the Borrower or any Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                  (8) Liens incidental to the conduct of banking business, not incurred in connection with the borrowing of money, arising out of transactions in federal funds, repurchaser agreements, interbank credit facilities, bank deposits, or other obligations to customers or depositors of the Borrower's Subsidiaries, as such, arising under the leases of real and personal property, or arising out of transactions by the Borrower or any of its Subsidiaries as trustee.

                  (9) Liens in the ordinary course of business consistent with past practices.

                  (10) Those liens specified in EXHIBIT I attached hereto and made a part hereof.

                  Section 6.02. Debt. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Debt, except:

                  (1) Debt of the Borrower under this Agreement or the Note;

                  (2) Debt described in EXHIBIT J, but no voluntary prepayments, except for the repurchase of six and three-quarters of one percent (6.75%) debentures as contemplated by the parties hereto, renewals, extensions, or refinances thereof, unless consented to by Bank, which consent may be withheld in Bank's reasonable discretion;

                  (3) Debt which is subordinate to the Debt of Borrower under this Agreement or the Note which is expressly consented to by Bank in writing which consent may be withheld in Bank's reasonable discretion.

                  (4) Debt of any Subsidiary for which Borrower has no liability of any nature and which is expressly consented to by Bank in writing, which consent may be withheld in Bank's reasonable discretion.

                  (5) Accounts payable to trade creditors for goods or services which are not aged more than sixty (60) days from the billing date and current operating liabilities (other than for non-material amounts incurred in the ordinary course of banking business) which are not more than sixty (60) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings.

                  (6) Existing Debt of and Debt hereafter created or assumed by Levitt Corporation or Ryan Beck & Co., Inc. or their respective subsidiaries for which Borrower and BankAtlantic, a Federal Savings Bank are not or will not be responsible.

                  Section 6.03. Mergers, Acquisitions, Etc. Wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, acquire all or substantially all of the assets or the business of any Person, or commence or acquire any new business not conducted by it on the date of this Agreement, or permit any Subsidiary to do so, except for acquisitions or activities that receive written regulatory approval and the capital of Borrower or BankAtlantic, a Federal Savings Bank, as the case may be, is deemed "well capitalized" under regulatory guidelines after giving effect to the acquisition or activities and except for other acquisitions or activities that the Bank, in its sole discretion, may consent in writing.

                  Section 6.04. Leases. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases (other than Capital Leases) which do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expense which the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00); (3) leases between the Borrower and any Subsidiary or between any Subsidiaries. The Bank, in its sole discretion, may consent in writing to additional exceptions.

                  Section 6.05. Sale and Leaseback. Sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property.

                  Section 6.06. Dividends. After the date hereof, make any distribution in respect of its capital stock or purchase, or redeem or otherwise acquire any shares of its outstanding capital stock unless such action has been reported to any and all necessary regulatory authorities and Bank and such regulatory authorities have not objected to such action, within the applicable period for objection.

                  Section 6.07. Sale of Assets. Sell, lease, assign, transfer, or otherwise dispose of, or permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of, any of its now owned or hereafter acquired assets (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables, and leasehold interest), except: (1) sales of real property, including sales of significant size, in the ordinary course of business for Levitt Corporation and its subsidiaries, sale of assets (including securities) by Borrower, BankAtlantic, a Federal Savings Bank and Ryan Beck & Co., Inc. in the ordinary course of their business; (2) the sale or other disposition of assets no longer used or useful in the conduct of its business;
(3) that any Subsidiary may sell, lease, assign, or otherwise transfer its assets to the Borrower; and (4) sales of loans in the ordinary course of business and sales of Real Estate Owned. The Bank, in its sole discretion, may consent in writing to additional exceptions.

                  Section 6.08. Guaranties, Etc. Assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable, or permit any Subsidiary to assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or otherwise to assure the creditors of any person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposits or collection or similar transactions in the ordinary course of business, except pursuant to letters of credit issued by bank Subsidiaries in the ordinary course of business, except currently existing guaranties set forth on Exhibit K hereto and except future guaranties of a similar nature to those set forth in Exhibit K hereto consistent with past practices, it being agreed and acknowledged that Levitt Corporation and Ryan Beck & Co., Inc. shall be permitted to guarantee the debt of their respective subsidiaries, so long as Borrower or BankAtlantic, a Federal Savings Bank shall not be liable for said indebtedness.

                  Section 6.09. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any services, with any Affiliate, or permit any Subsidiary to enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business, upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate, and in compliance with all applicable regulatory and statutory requirements.

                  Section 6.10. Notwithstanding anything herein to the contrary, neither Borrower, Borrower's parent, nor any subsidiary of Borrower may create, incur or assume any additional debt to Levitt Corp., previously known as BankAtlantic Development Corporation except in accordance with exposure policy described on EXHIBIT "L" attached hereto and incorporated herein by reference and current documentation practices without the prior written consent of Bank, which consent may be withheld in Bank's sole and absolute discretion.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

                  So long as the Note shall remain unpaid:

                  Section 701. Borrower's bank Subsidiaries from the date hereof until January 1, 2002 shall maintain a total Risked Based Capital ratio of 10.75% or greater and from January 1, 2002 and thereafter, at all times, a total Risked Based Capital Ratio of 11% or greater.

                  Section 7.02. Borrower's bank Subsidiaries shall at all times maintain a Loan Loss Reserve to Total Loans ratio equal to or greater than 1.25%.

                  Section 7.03. Borrower's bank Subsidiaries shall at all times maintain a Loan Loss Reserve to Non-Performing Loans ratio equal or greater than 100%. For purposes of this Section 7.03, Non-Performing Loans shall exclude the first $10,000,000 of purchased non-performing 1-4 family residential real estate mortgages.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  Section 8.01. Events of Default. An Event of Default shall be deemed to exist if any of the following events shall occur and is not cured within applicable cure periods, if any:

                  (1) The Borrower shall fail to pay the principal of, or interest on, the Note, or any fee, when due;

                  (2) Any representation, warranty or certification made or deemed made by the Borrower in this Agreement, the Security Agreement, or any of the other Loan Documents, or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document, shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made;

                  (3) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained herein or in any other of the Loan Documents in any material respect;

                  (4) Any Event of Default hereunder or in any other of the Loan Documents shall occur;

                  (5) The Borrower or any of its Subsidiaries shall (a) fail to pay any indebtedness for borrowed money (other than the Note) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) in any material respects, fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness, and such failure has not been waived by the holder of such indebtedness or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof and Borrower or its Subsidiaries fails to pay such indebtedness in full;

                  (6) The Borrower or any of its Subsidiaries (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and which remains undismissed for a period of sixty (60) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more;

                  (7) One or more judgments, decrees, or orders for the payment of money in excess of 1% of consolidated shareholders equity of Borrower in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and the amount of said judgment(s) not covered by Borrower's or Subsidiaries' insurance is in excess of Five Hundred Thousand and No/100ths ($500,000.00) Dollars and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

                  (8) The Security Agreement shall at any time after its execution and delivery and for any reason cease (a) to create a valid and perfected first priority security interest in and to the property purported to be subject to such Security Agreement; or (b) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny it has any further liability or obligation under the Security Agreement;

                  (9) Any of the following events shall occur or exist with respect to the Borrower and any Commonly Controlled Entity under ERISA; any Reportable Event shall occur with respect to which the PBGC's notice requirement is not waived; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited Transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated in either case, other than a standard termination described in Section 4041 of ERISA; or circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability which in the aggregate may exceed Five Hundred Thousand and No/100ths ($500,000.00) Dollars; or

                  (10) The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any environmental law, which in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a material adverse effect on (i) the business, property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Bank thereunder;

                  (11) If the Borrower or any of its bank Subsidiaries, or the directors or executive officers, thereof, becomes subject to any regulatory enforcement action, which includes without limitation a written agreement, supervisory directive, capital directive, removal action, or cease and desist order, which regulatory enforcement action limits or restricts the ability of Borrower or such Subsidiary to engage in its normal business; or

                  (12) If the composition of the Board of Directors of Borrower as presently constituted shall change such that more than forty (40%) percent of current Board of Directors shall be replaced or removed except for changes approved by Bank in writing; or

                  (13) Any bank Subsidiary shall be unable or shall be deemed to be unable to declare and distribute dividends as a result of restrictions imposed by applicable regulation or by any banking regulator having jurisdiction over the bank Subsidiary.

                  Borrower shall have thirty (30) days following the occurrence of any non-monetary Event of Default hereunder which is subject to cure and for which no specific cure period is provided herein in which to cure such non-monetary event of default.

                  Section 8.02.  Remedies upon Event of Default.

                  Upon the occurrence of an Event of Default, after the expiration of any applicable cure period, the Bank may:

                  (1) By notice to the Borrower, declare the Note, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (2) At any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), set off and apply (i) any and all deposits (general or special, time or demand, provisional or final) of Borrower at any time held by the Bank, and (ii) other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower, now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or under any other of the Loan Documents and although such obligations may be unmatured;

                  (3) Exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the applicable Uniform Commercial Code, or available to Bank under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral;

                  (4) At its option, and without notice or demand of any kind, exercise from time to time any and all other rights and remedies available to it under this Agreement or any of the other Loan Documents;

                  (5) Borrower shall pay all of the reasonable costs and expenses incurred by Bank in enforcing its rights under this Agreement and the other Loan Documents. In the event any claim under this Agreement or under any of the other Loan Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to

Bank for all expenses incurred by it in seeking to enforce its rights hereunder, under any other of the Loan Documents or in the Collateral, including without limitation reasonable attorneys' fees; and

                  (6) Any proceeds from disposition of any of the Collateral may be applied by Bank first to the payment of all expenses and costs incurred by Bank in enforcing the rights of Bank under each of the Loan Documents and in collecting, retaking, holding, preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation reasonable attorneys' fees actually incurred, as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Bank toward the payment of the Loan and in such order of application as the Bank may from time to time elect. Bank shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Bank.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 9.02. Notices, Etc. All notices and other communications provided for under this Agreement and under the other Loan Documents shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered as follows:

                  If to the Borrower:       BankAtlantic Bancorp, Inc.
                                            1750 East Sunrise Boulevard
                                            Ft. Lauderdale, Florida 33304
                                            Attention: Alan B. Levan, CEO

                                            BankAtlantic Bancorp, Inc.
                                            1750 East Sunrise Boulevard
                                            Ft. Lauderdale, Florida 33304
                                            Attention: James White, CFO

                  With a courtesy
                  copy to: Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                                            150 West Flagler Street, Suite 2200
                                            Miami, Florida 33130
                                            Attention: Alison W. Miller, Esq.

                  If to the Bank:           Columbus Bank and Trust Company
                                            1148 Broadway
                                            P. O. Box 120
                                            Columbus, Georgia 31901
                                            Attention: John Evans

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 9.02. Except as otherwise provided in this Agreement, all such notices and communications shall be effective when personally delivered or five days after deposited in the United States Mail postage prepaid marked certified, return receipt requested, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Section 3.02 shall not be effective until received by the Bank.

         Section 9.03. No Waiver. No failure or delay on the part of the Bank in exercising any right, power, or remedy granted hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

         Section 9.04. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

         Section 9.05. Costs, Expenses, and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Bank in connection with the preparation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, or supplement to the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank incurred in connection with advising the Bank as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendments, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement.

         Section 9.06. Integration. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writing with respect thereto including the loan commitment.

         Section 9.07. Indemnity. The Borrower hereby agrees to defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney's fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, and its predecessors in interest, or arising directly or indirectly from the Borrower's or any Subsidiaries', or any predecessors in interests, violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement.

         Section 9.08. Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Georgia.

         Section 9.09. Severability of Provisions. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.10. Headings. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

         Section 9.11. JURY TRIAL WAIVER. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OF IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE LOAN DOCUMENTS. NO OFFICER OF THE BANK HAS AUTHORITY TO WAIVE, CONDITION OR MODIFY THIS PROVISION.

         Section 9.12 Separate Instrument. All references in this Agreement to a separate instrument are to such separate instrument as the same may be amended, supplemented, renewed or extended from time to time.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWER:

                                       BANKATLANTIC BANCORP, INC., a
                                       Florida corporation


                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------
                                                    (CORPORATE SEAL)




                                       BANK

                                       COLUMBUS BANK AND TRUST
                                       COMPANY, a Georgia banking corporation


                                       By:
                                           -------------------------------------
                                       Its:
                                           -------------------------------------
                                                    (CORPORATE SEAL)

                                   EXHIBIT "A"

                                   COLLATERAL

         100 shares of BankAtlantic, a Federal Savings Bank, same being 100% of the issued and outstanding stock of BankAtlantic, a Federal Savings Bank and such other property and interests described in that certain Stock Pledge and Security Agreement by and between BankAtlantic Bancorp, Inc. and Columbus Bank and Trust Company dated September____, 2001.

                                    EXHIBIT B

                       STOCK PLEDGE AND SECURITY AGREEMENT

         THIS STOCK PLEDGE AND SECURITY AGREEMENT made and entered into as of September ____, 2001 between BANKATLANTIC BANCORP, INC., a Florida corporation, having its principal place of business at 1750 East Sunrise Boulevard, Ft. Lauderdale, Florida 33304 ("Pledgor"), and COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation, having its principal place of business in Columbus, Georgia ("Bank").

         WHEREAS, pursuant to a Loan Agreement, dated of even date herewith (the "Loan Agreement), between Pledgor and the Bank, the Bank has agreed to extend a line of credit ("Loan") to Pledgor, as evidenced by the Promissory Note of the Pledgor evidencing the obligation of the Pledgor under the Loan Agreement (the "Note"); and

         WHEREAS, as a condition to making the Loan, Bank has required Pledgor to secure the due and punctual payment of the Loan, and to secure the due and punctual performance under the Loan Agreement;

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Secured Obligations. This Stock Pledge and Security Agreement (the "Stock Pledge Agreement") is given to secure (i) the due and punctual payment and performance of the Pledgor's obligations under the Loan as evidenced by the Note, including, without limitation, all indebtedness arising upon any extensions and renewals of the Loan; (ii) the due and punctual payment and performance of Pledgor's obligations under the Loan Agreement; and (iii) all other further indebtedness of any amount which is now or may be hereafter owed by Pledgor to Bank, whether individually or jointly with others not parties hereto and whether direct or indirect, as maker, endorser, guarantor, surety, or otherwise (collectively, or any portion thereof, the "Secured Obligations").

         2. Pledge and Security Interest.

         a. Pledgor hereby pledges and grants to Bank a first in priority security interest in 100 shares of BANKATLANTIC, A FEDERAL SAVINGS BANK ("BankAtlantic") (which shares shall be evidenced by the stock certificates which Pledgor has previously delivered to Bank), and any additional shares of BankAtlantic hereafter at any time and from time to time acquired by Pledgor together with all dividends, stock dividends, stock splits, warrants, options, stock purchase rights, and all other property at any time and from time to time distributed in respect of, or in exchange for, or in substitution of, any and all of said shares, and all proceeds thereof, whether now existing or at any time hereafter acquired or issued (all of which shall be referred to herein collectively as the "Stock Collateral"); provided, however, prior to the occurrence of any Event of Default hereunder, Pledgor shall be entitled to receive and retain all dividends of cash and noncash property (other than stock dividends, stock splits, warrants, options, and stock purchase rights), and such dividends shall not constitute part of the Stock Collateral. Upon delivery to the Bank, any security now or thereafter included in the Stock Collateral shall be accompanied by executed stock powers in blank and by such other documents or instruments as Bank may reasonably request. Each delivery of certificates for such Stock Collateral shall be accompanied by a schedule showing the number of shares and the numbers of certificates theretofore and then being pledged hereunder, which schedule shall be attached hereto and made a part hereof.

                  b. Upon the request of Bank, Pledgor will execute or cause to be executed such financing statements and other documents, pay the cost of filing or recording the same in all public offices deemed necessary or appropriate by Bank, and do such other acts and things as Bank may from time to time reasonably request, including delivery of the Stock Collateral to the Bank, to establish and maintain a valid security interest in all the Stock Collateral, free of all other liens and claims except those expressly permitted or granted herein.

         3. Representations and Warranties. Pledgor hereby represents and warrants to Bank as follows:

                  a. The stock certificate(s) identified in Section 2 hereof and previously delivered to the Bank are genuine and in all respects what they purport to be and constitute all of the issued and outstanding capital stock of BankAtlantic, a federal savings bank;

                  b. Pledgor is the legal, registered owner of the Stock Collateral and holds full and absolute beneficial title to the Stock Collateral, free and clear of all liens, charges, encumbrances, security interest, and voting trust restrictions of every kind and nature other than as contemplated by this Stock Pledge Agreement;

                  c. That no consent or approval of any person, entity, or government or regulatory authority is necessary to the validity of the pledge contained in this Agreement, except such as have been obtained;

                  d. That Pledgor has full corporate power and authority to pledge the Stock Collateral to Bank as security for the Secured Obligations, and will defend its title thereto against the claims of all persons whomsoever;

                  e. That Pledgor has granted to Bank a security interest in the Stock Collateral which is at the time hereof valid and of first priority under applicable law, and no financing statement, security interest, or other lien or encumbrance covering the Stock Collateral or its proceeds is outstanding or on file in any public office, except any that may have been filed in favor of the Bank;

                  f. That Pledgor has revoked all proxies heretofore given and covenants not to extend further proxies or powers of attorney with respect to the Stock Collateral so long as this Stock Pledge Agreement remains in full force and effect; and

                  g. That Pledgor has the full corporate power and authority to enter into this Stock Pledge Agreement and to perform its obligations hereunder, and this Stock Pledge Agreement constitutes the valid, binding, and enforceable agreement of Pledgor, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally, and except with respect to the applicability of general equitable principles which may limit the availability of specific performance or other equitable remedies.

                  4. Registration in Nominee Name; Denominations. Bank shall have the right (in its sole and absolute discretion) to have the stock certificate(s) representing the Stock Collateral assigned in blank in favor of Bank. Upon an Event of Default under this Stock Pledge Agreement, Bank may have such Stock Collateral registered in the name of Bank or any nominee or nominees of Bank. Bank shall at all times have the right to exchange the stock certificate(s) representing the Stock Collateral for stock certificate(s) of smaller or larger denominations for any purpose consistent with its performance of this Stock Pledge Agreement.

                  5. Covenants. So long as any of the Secured Obligations remain unpaid or unperformed, Pledgor covenants and agrees with Bank as follows:

                  a. Pledgor shall keep the Stock Collateral free from all security interests, liens, levies, attachments, voting restrictions, and all other encumbrances, except for the interest of Bank herein granted; and

                  b. Pledgor shall not assign, sell, transfer, deliver, or otherwise dispose of any of the Stock Collateral or any interest therein; and

                  c. Pledgor shall pay all taxes, assessments, and all other charges of any nature which may be levied or assessed with respect to the Stock Collateral; provided that Pledgor shall have the right to contest in good faith any tax assessments or other charges; and

                  d. Pledgor shall deliver to Bank, immediately upon Pledgor's receipt of same, any and all stock certificates representing the Stock Collateral which Pledgor shall hereinafter acquire. The delivery of such after acquired Stock Collateral to Bank shall be accompanied by a Power of Attorney To Transfer Stock executed in blank in a form promulgated by Bank and shall be deemed to be a reaffirmation by Pledgor of all of the terms and provisions of this Stock Pledge Agreement; and

                  e. Pledgor shall at all times own 100% of the issued and outstanding stock of BankAtlantic and such shares shall be pledged to Bank hereunder.

                  6. Voting Rights: Dividends, Etc.

                  a. Unless and until an Event of Default hereunder shall have occurred:

                           (i) Pledgor shall be entitled to exercise any and all
voting and consensual rights and powers accruing to an owner of the Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Stock Pledge Agreement;

                           (ii) Pledgor shall be entitled to receive and retain
any and all cash dividends payable on the Stock Collateral. Any and all stock or liquidating dividends, stock warrants, stock options, stock purchase rights, other distribution in property, return of capital, or distribution made on or in respect of the Stock Collateral, whether resulting from a subdivision, combination, or reclassification of capital stock or received in exchange for the Stock Collateral, or any part thereof, or as a result of any merger, consolidation, acquisition, or other exchange or assets shall be and become part of the Stock Collateral pledged hereunder and, if received by Pledgor, shall forthwith and immediately be delivered to Bank to be held subject to the terms of this Stock Pledge Agreement, except to the extent permitted to be retained by Pledgor pursuant to Section 2 hereof; and

                           (iii) Bank shall execute and deliver to Pledgor, or
cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and consensual rights and powers which it is entitled to exercise pursuant to clause (i).

                  b. Upon the occurrence and during the continuance of any Event of Default, and provided Bank has given Pledgor written notice of said Event of
Default:

                           (i) Pledgor agrees to deliver immediately to Bank any
and all cash, checks, drafts, items, or other instruments for the payment of money which may be received after such default by Pledgor as dividends or otherwise with respect to the Stock Collateral, duly endorsed and assigned to Bank;

                           (ii) Pledgor agrees to deliver to Bank immediately
upon Pledgor's receipt thereof, any and all stock, stock dividends, stock splits, warrants, and stock purchase rights received with respect to any of the Stock Collateral, together with stock powers duly executed in blank with respect to all stock and other certificates evidencing same; and

                           (iii) All rights of Pledgor to exercise the voting
and consensual rights and powers which it is entitled to exercise pursuant to
Section 6a (i) hereof shall cease, and all such rights shall thereupon become vested in Bank, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

                  7. Performance of Pledgor's Obligations. At its option, Bank may (but shall not be obligated to) from time to time perform any agreement of Pledgor hereunder which Pledgor shall fail to perform, and may take any other reasonable action which Bank deems necessary for the maintenance or preservation of the value of the Collateral or its interest therein.

                  8. Attorney-in-Fact. Pledgor hereby irrevocably constitutes and appoints Bank as Pledgor's agent and attorney-in-fact, upon the occurrence and continuance of an Event of Default, for the purposes of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any interest which Bank or Pledgor may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Bank shall have the right and power upon notice to Pledgor to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Stock Collateral or any part thereof, and give full discharge for the same. The foregoing power of attorney is coupled with an interest and shall be terminated only upon payment in full of the Secured Obligations.

                  9. Events of Default. An Event of Default shall occur under this Stock Pledge Agreement upon the occurrence of any one or more of the following events: (i) any Event of Default shall occur under, and as defined in, the Loan Agreement; or (ii) upon the material breach by Pledgor of any of the covenants set forth herein; or (iii) upon default by Pledgor in any material respect in the performance or observance of any other of the agreements, terms, or conditions herein contained, which default shall not be fully cured within ten (10) days after Pledgor receives written notice thereof; or (iv) any of the representations or warranties herein made by Pledgor shall prove to be false or misleading in any material respect.

                  10. Rights and Remedies on Default. Upon the occurrence of an Event of Default under this Stock Pledge Agreement, Bank may, in its sole discretion and without further notice or demand, (i) declare all the Secured Obligations to be immediately due and payable; (ii) proceed immediately to exercise any and all of Bank's rights, powers, and privileges with respect to the Stock Collateral, including, without limitation, the right, after ten (10) days' notice to Pledgor to sell or otherwise dispose of the Stock Collateral or any part thereof at private or public sale, in such manner as Bank shall deem reasonable; and (iii) exercise any other right or remedy available to Bank under the applicable Uniform Commercial Code or otherwise available by agreement or under federal or state law. All rights and remedies herein specified are cumulative and are in addition to such other rights and remedies as may be available to Bank.

                  Bank shall act as the authorized agent and attorney-in-fact of Pledgor in disposing of the Stock Collateral, and in that capacity is authorized to take such action on behalf of Pledgor as will further such a disposition, including, without limitation, any necessary endorsement or signature in its own name. Pledgor expressly acknowledges that compliance with federal or state securities and other laws may limit the disposition of the Stock Collateral by Bank. No disposition of the Stock Collateral by Bank upon an Event of Default shall be deemed to be a breach of any duty to Pledgor or to be commercially unreasonable because a better sales price might have been attained through an alternative disposition, if Bank in good faith has determined that the alternative disposition might constitute a violation of state or federal laws. Without limiting the generality of the foregoing, Bank may at any sale of the Stock Collateral restrict the prospective bidders or purchasers of the Stock Collateral to persons who will represent and agree that they are purchasing the Stock Collateral for their own account for investment, and not with a view to distribution or sale. Any purchaser at a sale conducted pursuant to the terms of this Stock Pledge Agreement shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives any right of redemption, stay, or appraisal under present or future law. Each and every purchaser of any of the Stock Collateral shall be vested with all shareholder's rights provided by the stock purchased, including, without limitation, all voting and dividend rights. Pledgor agrees that Bank or any designee of Bank or Bank's parent holding company may purchase the Stock Collateral or any part thereof at any sale. Any requirement imposed by law regarding the giving to Pledgor of prior notice of any sale or other disposition of the Stock Collateral shall be deemed reasonable if given by Bank in writing at least ten (10) days prior to such sale or other disposition specifying the time and place thereof.

                  11. Application of Proceeds. The proceeds derived from a disposition of the Stock Collateral shall be applied toward payment of the Secured Obligations, in such order of application as Bank may from time to time elect, and any remaining balance shall be paid to Pledgor.

                  12. Term of Agreement. This Stock Pledge Agreement shall terminate upon the indefeasible payment in full of the Secured Obligations, at which time Bank shall reassign and deliver to Pledgor, or to such person or persons as Pledgor may in writing designate, against receipt, any Stock Collateral still held by Bank, together with appropriate instruments of reassignment and release. Such reassignment shall be without recourse upon or warranty by Bank.

                  13. Securities. In view of the position of Pledgor in relation to the Stock Collateral, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws") with respect to any disposition of the Stock Collateral permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of Bank if Bank were to attempt to dispose of all or any part of the Stock Collateral and may also limit the extent to which or the manner in which any subsequent transferee of any Stock Collateral may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting Bank in any attempt to dispose of all or any part of the Stock Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, Bank may perhaps be held to have certain general duties and obligations to Pledgor to make some effort towards obtaining a fair price even though the Secured Obligations and other obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Pledgor clearly understands that Bank is not to have any such general duty and obligation to Pledgor, and Pledgor will not attempt to hold Bank responsible for selling all or any part of the Stock Collateral at an inadequate price even if Bank shall accept the first offer received or does not approach more than one possible purchaser, provided Bank acts in a commercially reasonable manner. The provisions of this paragraph will apply notwithstanding the existence of a public or private market upon which the quotations or sale prices may exceed substantially the price at which Bank sells.

                  14. Miscellaneous.

                  a. Notices. All notices and other communications to Pledgor under this Stock Pledge Agreement shall be deemed to have been effectively given when delivered in person to Pledgor or five (5) days after sending thereof, by certified U.S. Mail, postage prepaid, return receipt requested, to the following address:

If to Pledgor:        BankAtlantic Bancorp, Inc.
                      1750 East Sunrise Boulevard
                      Ft. Lauderdale, Florida 33304
                      Attention: Alan B. Levan, CEO

                      BankAtlantic Bancorp, Inc.
                      1750 East Sunrise Boulevard
                      Ft. Lauderdale, Florida 33304
                      Attention: James White, CFO



With a courtesy
copy to:              Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
                      150 West Flagler Street, Suite 2200
                      Miami, Florida 33130
                      Attention: Alison W. Miller, Esq.

If to Bank:           Columbus Bank and Trust Company
                      1148 Broadway
                      P. O. Box 120 (31902)
                      Columbus, Georgia 31901
                      Attention: John Evans

or to such other address as Pledgor has notified Bank in writing to be the appropriate address for the sending of notices under this Stock Pledge Agreement.

                  b. Survival. All representations, warranties, covenants, and agreements herein contained shall survive the execution and delivery of this Stock Pledge Agreement.

                  c. No Waiver. No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy granted hereunder, or available at law, in equity, or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy by Bank preclude any other or further exercise thereof, or the exercise of any other right, power, or remedy.

                  d. Entire Agreement. This Stock Pledge Agreement, the Loan Agreement, and the Loan Documents (as defined in the Loan Agreement) contain the entire agreement between the parties with respect to the pledge of and security interest in the Stock Collateral and supersede any prior agreements or understandings.

                  e. Amendments. This Stock Pledge Agreement may be amended only by written agreement between the parties hereto.

                  f. Time of Essence. Time is of the essence under this Stock Pledge Agreement.

                  g. Governing Law. This Stock Pledge Agreement and the construction and enforcement hereof shall be governed in all respects by the laws of the State of Georgia.

                  h. Successors and Assigns. This Stock Pledge Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, administrators, legal representatives, successors, and assigns, except that Pledgor shall not be permitted to assign its obligations under this Agreement or any interest herein or otherwise pledge, encumber, or grant any options with respect to all or any of the cash, securities, certificates, instruments, or other property held as Stock Collateral under this Stock Pledge Agreement.

                  i. Severability. If any provision of this Stock Pledge Agreement or any portion thereof shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or other remaining provisions.

                  j. Further Assurances. Pledgor agrees to do such further acts, and to execute and deliver such additional conveyances, assignments, agreements, and instruments as

Bank may at any time reasonably request in connection with the administration and enforcement of this Stock Pledge Agreement or relative to the Stock Collateral or any part thereof, or in order better to assure and confirm to Bank its rights, powers, and remedies hereunder.

                  k. Execution in Counterparts. This Stock Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.

                  1. Headings and Capitalized Terms. The descriptive headings of the several paragraphs are for convenience only and are not to affect the construction of or to be taken into consideration in interpreting this Stock Pledge Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings described to them in the Loan Agreement.

                  m. Person. As used in this Stock Pledge Agreement, the term "person" shall include any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                  n. Separate Instrument. All references in this Stock Pledge Agreement to a separate instrument are to such separate instrument as the same may be amended, supplemented, renewed or extended from time to time.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, Pledgor and Bank have caused Stock Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                       PLEDGOR:

                                       BANKATLANTIC BANCORP, INC., a
                                       Florida corporation


                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------





                                       BANK:



                                       COLUMBUS BANK AND TRUST COMPANY,
                                       a Georgia banking corporation

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------
                                                     (CORPORATE SEAL)

                          SCHEDULE OF STOCK COLLATERAL

Certificate No. 1             100 shares of BankAtlantic, a Federal Savings Bank

                                   EXHIBIT "C"

                                      NOTE

$55,000,000.00                                               September____, 2001
                                                             ________ , ________

         FOR VALUE RECEIVED, the undersigned, BANKATLANTIC BANCORP, INC., a Florida corporation ("Borrower"), hereby promises to pay to the order of COLUMBUS BANK AND TRUST COMPANY (the "Bank"), at its Principal Office located at 1148 Broadway, Columbus, Georgia 31901 the principal amount of FIFTY-FIVE MILLION AND NO/100THS DOLLARS ($55,000,000.00), or so much thereof as shall from time to time be advanced under the Loan Agreement, as hereinafter defined, together with simple interest thereon at the interest rate set forth below, in lawful money of the United States and in immediately available funds.

         Principal and interest shall be due and payable in the following manner:

         (a) Accrued interest on actual disbursements only (computed from the date of each disbursement) shall be paid by Borrower on the first day of each month beginning November 1, 2001 and continuing on the first day of each month thereafter. The initial rate of interest shall be the Prime Rate of interest (as hereinafter defined) minus 50 basis points. If at any time or from time to time the Prime Rate increases or decreases, then the rate of interest on this Note in effect immediately prior to such increase or decrease in the Prime Rate shall be correspondingly increased or decreased effective on the date on which any such increase or decrease of the Prime Rate becomes effective. For purposes of this Note, "Prime Rate" shall mean the rate announced and established from time to time by Columbus Bank and Trust Company as its "Prime Rate". Borrower acknowledges that the Prime Rate announced from time to time merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such Prime Rate may not be the lowest rate at which interest is calculated or credit extended. Interest shall be computed for each day during the term of this Note by multiplying the outstanding principal balance hereunder at the close of business on that day by a daily interest factor, which daily interest factor shall be calculated by dividing the aforesaid interest rate per annum in effect on that day by 360 days.

         (b) An initial principal payment in the amount of $25,000,000.00, plus all accrued and unpaid interest shall be due and payable on March 15, 2002.

         (c) The entire remaining outstanding principal balance, plus all accrued and unpaid interest thereon, shall be due and payable on September 1, 2004.

         Any amount of principal or interest due hereunder which is not paid when due (giving effect to any applicable grace period), whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to four percent (4%) above the Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the day on which such change in the Prime Rate shall become effective.

         If any installment of this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

         This Note is the Note referred to in, and is entitled to the benefits of, the Loan Agreement, dated as of September ____, 2001, between the Borrower and the Bank (the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have their defined meanings when used herein. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement. This Note is secured by a Security Agreement referred to in the Loan Agreement, reference to which is hereby made for a description of the collateral provided for under the Security Agreement and the rights of the Borrower and the Bank with respect to such collateral.

         In addition to and not in limitation of the foregoing and the provisions of the Loan Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership, or other court proceedings.

         TIME IS OF THE ESSENCE UNDER THIS NOTE. This Note shall be governed by and construed under the laws of Georgia.

         PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

         All references in this Note to a separate instrument are to such separate instrument as the same may be amended, supplemented, renewed or extended from time to time.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                       BANKATLANTIC BANCORP, INC., a
                                       Florida corporation



                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------
                                                       (CORPORATE SEAL)

                                   EXHIBIT "D"

                     FORM OF OPINION OF COUNSEL FOR BORROWER

                      [LETTERHEAD OF COUNSEL FOR BORROWER]




Columbus Bank and Trust Company
P. O. Box 120
Columbus, Georgia 31901

Attention: John Evans

                  RE:    $55,000,000.00 Line of Credit to BankAtlantic
                         Bancorp, Inc.

Dear Sirs:

                  We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), in connection with the preparation, execution, and delivery of the Loan Agreement dated as of September ___,2001 (the "Loan Agreement"), between Columbus Bank and Trust Company ("Bank") and the Company. Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement.

                  In our capacity as such counsel, we have reviewed such matters of law and have examined the original, certified, conformed, or photostatic copies of such documents, records, agreements, and certificates as we have considered relevant hereto. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic copies and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers of the Company.

                  Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

                  1. The Company and each of its non-bank Subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation except where such failure would not have a material adverse effect on the Company and its Subsidiaries considered as one enterprise. BankAtlantic, a Federal Savings Bank, is a wholly owned subsidiary of Company and is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States. The Company and each of its Subsidiaries has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required except where such failure would not have a material adverse effect.

         2. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action on the part of the Company and do not and will not (i) violate any provision of any law, rule, or regulation of the State of Florida or United States, or any judgment, order, or ruling of any Florida or United States court or Florida or United States governmental agency of which we have knowledge, or the articles of incorporation or bylaws of the Company, or any indenture or material agreement to which the Company is a party or by which the Company or any of its properties are bound of which we have knowledge, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time, or both, a default under any such indenture or material agreement of which we have knowledge.

         3. To our knowledge, there are no actions, suits, investigations, or proceedings pending or overtly threatened against the Company or its properties before any court, arbitrator, or administrative or governmental body which would reasonably be expected to materially adversely affect the Collateral or the Company and its Subsidiaries, considered as one enterprise, except for those actions, suits, investigations, or proceedings identified and disclosed to you in Exhibit E attached to the Loan Agreement.

         4. The Loan Agreement, the Note, the Security Agreement and all other Loan Documents to which the Company is a part are legal, valid, and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement of such agreements may be limited by bankruptcy, insolvency, or other laws specifically affecting the enforcement of creditors' rights generally, and subject to general equity principles as is further qualified below.

         5. The Security Agreement creates a valid first priority security interest in the stock of BankAtlantic, a federal savings bank, and is enforceable in accordance with its terms.

         6. To our knowledge, the office of Thrift Supervision, having been advised of the contemplated Loan, have not indicated any objection thereto and have not required any regulatory filings in connection therewith.

         This opinion is delivered to you pursuant to the Loan Agreement for your use in connection with the Loan. Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement.

                                       Very truly yours,



                                       By:
                                           -------------------------------------

                                    EXHIBIT E

                              OFFICER'S CERTIFICATE

         The undersigned certifies that he is President of BankAtlantic Bancorp, Inc. (the "Company") and that as such he is familiar with the business and affairs of the Company and is authorized to execute this Certificate on behalf of the Company, and, with reference to the Loan Agreement (the "Loan Agreement") dated September ____,2001, between the Company and Columbus Bank and Trust Company that he duly has made such investigations as were necessary for the provision of this Certificate and the certifications, representations, and warranties contained herein and that he hereby further certifies, represents, and warrants on behalf of the Company as follows:

         1. That the representations and warranties of the Company contained in
Article IV of the Loan Agreement and otherwise made in writing by or on behalf of the Company in connection with the transactions contemplated by the Loan Agreement, and the schedules and exhibits attached to the Loan Agreement, are in all material respects, true and correct on and as of the date hereof; and

         2. That the Company has performed and complied with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by it, and that on and as of the date hereof no condition or lapse of time, or both, will constitute an Event of Default as defined in Article VIII of the Loan Agreement.

         3. That neither the execution, delivery, and performance of the Loan Agreement or of the Note nor fulfillment of or compliance with the terms and provisions thereof will conflict with, or result in a breach of, the terms, conditions, or provisions of or constitute a default under, or result in any violation of, any other agreement to which the Company or any of its Subsidiaries is subject. Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Company or such Subsidiary, any agreement relating thereto, or any other contract or agreement which limits the amount of, or otherwise imposes restrictions on the incurring of the type of debt to be evidenced by the Note.

         4. That there has been no material adverse change in the assets, liabilities, financial positions, operations or business prospects of the Company since December 31, 2000.

         Capitalized terms not otherwise defined herein are defined as set forth in the Loan Agreement.

         WITNESS the signature of the undersigned, as of this _____ day of September, 2001.

                                     BANKATLANTIC BANCORP, INC.



                                     By:
                                         ---------------------------------------
                                         President of BankAtlantic Bancorp, Inc.

                                   EXHIBIT "F"

                             SCHEDULE OF LITIGATION

None.

                                   EXHIBIT "G"

                          SCHEDULE OF REAL ESTATE OWNED

                                    EXHIBIT H

                  CERTIFICATE OF NO DEFAULT AND RELATED MATTERS

         The undersigned, being the _____________ of BankAtlantic Bancorp, Inc. ("Borrower"), hereby gives this Certificate on behalf of Borrower to induce Columbus Bank and Trust Company ("Bank") to enter into and to continue to perform pursuant to that certain Loan Agreement dated September _____, 2001 between Borrower and Bank (the "Loan Agreement"; unless otherwise defined herein, the capitalized terms shall have the meanings ascribed thereto in the Loan Agreement) hereby certify as follows:

1. He is the ____________________ of Borrower and, in such capacities, is authorized and empowered to issue this Certificate for and on behalf of Borrower.

2. The representations and warranties of Borrower set forth in the Loan Agreement and any other of the documents executed in connection therewith, the terms of which are incorporated herein by reference, are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof.

3. The Borrower is, on the date hereof, in compliance with all the terms and provisions set forth in the Loan Agreement and the other documents executed in connection therewith.

4. On the date hereof, no default or Event of Default, nor any event or condition which with notice, lapse of time, or any combination thereof, would constitute such an Event of Default, has occurred or is continuing.

5. The quarterly financial statements delivered herewith pursuant to Section
5.09 of the Loan Agreement present the financial condition of Borrower and its Subsidiaries fairly and accurately and not misleading in the context in which presented.

6. Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article VII of the Loan Agreement and the computations attached hereto as Exhibit "A" and incorporated herein by reference demonstrate compliance therewith.

7 No regulatory or other impediment exists which would impair or prohibit the payment of dividends by the bank Subsidiaries to the Bank.

8. No litigation, investigation, proceeding, injunction, writ or restraining order or regulatory enforcement action is pending or threatened.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _____ day of September, 2001.

                                     BANKATLANTIC BANCORP, INC.



                                     By:
                                         ---------------------------------------
                                         President of BankAtlantic Bancorp, Inc.

                                    EXHIBIT I

                                 PERMITTED LIENS

                                    EXHIBIT J

                                 PERMITTED DEBT

                                    EXHIBIT K

                              PERMITTED GUARANTIES

                                    EXHIBIT L

                                 EXPOSURE POLICY